Exhibit (b)

BYLAWS

OF

COHEN & STEERS PREFERRED SECURITIES AND INCOME SMA SHARES, INC.

ARTICLE I

Offices

Section 1. Principal Office in Maryland. The Corporation shall have a principal office in the State of Maryland at such place as the Board of Directors may from time to time determine.

Section 2. Other Offices. The Corporation may have offices also at such other places within and without the State of Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meeting. Meetings of stockholders shall be held at such places within or outside the United States as shall be fixed from time to time by the Board of Directors.

Section 2. Annual Meetings. The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted on by stockholders under the Investment Company Act of 1940, as amended and the rules thereunder (the “1940 Act”). If the Corporation is required to hold a meeting of stockholders to elect directors, the meeting shall be designated as the annual meeting of stockholders for that year and shall be held no later than 120 days after the occurrence of the event requiring the meeting. Any business may be considered at an annual meeting of stockholders without the purpose of the meeting having been specified in the notice.

Section 3. Notice of Annual Meeting. Subject to Article IV, written or printed notice of the annual meeting, which may be delivered by electronic transmission, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat and each other shareholder entitled to notice thereof not less than ten nor more than ninety days before the date of the meeting.

Section 4. Special Meetings. Special meetings of stockholders may be called by the chairman, the president or by the Board of Directors and shall be called by the secretary upon the written request of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. In the case of such request for a special meeting, upon payment by such stockholders to the Corporation of the estimated reasonable cost of preparing and mailing a notice of such meeting, the secretary shall give the notice of such meeting. Notwithstanding the foregoing, to the extent required by the 1940 Act, special meetings of stockholders for the purpose of voting upon the question of removal of any director or directors of the Corporation shall be called by the secretary upon the written request of holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast on such removal at such meeting.

Section 5. Notice of Special Meeting. Subject to Article IV, written or printed notice of a special meeting of stockholders, which may be delivered by electronic transmission, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat and each other shareholder entitled to notice thereof not less than ten nor more than ninety days before the date fixed for the meeting.

Section 6. Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

Section 7. Quorum. The holders of shares entitled to cast one-third of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except with respect to any matter which, under applicable statutes or regulatory requirements or the Corporation’s charter (the “Charter”), requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast separately on the matter shall constitute a quorum with respect to those classes of stock. A meeting of stockholders convened on the date for which it is called may be adjourned from time to time without further notice to a date not more than 120 days after the record date for such meeting.

Section 8. Adjournment. Any meeting of the stockholders convened on the date for which it was called may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment was taken. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote of those present and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided for in this Section 8 of Article II. At any adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned without further notice to a date more than 120 days after the original record date determined pursuant to Section 11 of this Article II.

Section 9. Voting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast by stockholders entitled to vote on the matter shall decide any question brought before such meeting (except that directors may be elected by the affirmative vote of a plurality of the votes cast), unless the question is one upon which by express provision of the 1940 Act, as from time to time in effect, or other statutes, or rules or orders of the Securities and Exchange Commission or any successor thereto or of the Charter a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. Proxies. Each stockholder shall at every meeting of stockholders be entitled to vote in person or by proxy appointed in such manner as may be permitted by Maryland law. No proxy shall be voted after eleven months from its date, unless otherwise provided in the proxy.

Section 11. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any postponement or adjournment thereof, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than ninety days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (1) The record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which notice of the meeting of stockholders is mailed or the day thirty days before the meeting, whichever is the closer date to the meeting; and (2) The record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution. If a record date has been fixed for the determination of stockholders entitled to vote at a meeting, only the stockholders of record on the record date shall be entitled to notice of and vote at the meeting and such stockholders shall be entitled to vote at the meeting notwithstanding the subsequent transfer or redemption of the shares owned of record on such date.

Section 12. Inspectors of Election. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any postponement or adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his, her or its duties, may be required to take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his, her or its ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to fairly conduct the election or vote. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact found by him, her or them.

Section 13. Informal Action by Stockholders. Except to the extent prohibited by the 1940 Act, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Corporation.

ARTICLE III

Board of Directors

Section 1. Number of Directors. The number of directors constituting the entire Board of Directors (which initially was fixed at one in the Corporation’s Articles of Incorporation) may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors within the limits permitted by law but at no time may be more than twenty, but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The directors shall be elected to hold offices at the annual meeting of stockholders and each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualifies. Any director may resign at any time upon written notice to the Corporation.

Section 2. Vacancies and Newly-Created Directorships. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

Section 3. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws conferred upon or reserved to the stockholders.

Section 4. Meetings. The Board of Directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman, the president or by two or more directors. Notice of special meetings of the Board of Directors shall be given by the secretary to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person, by electronic transmission or by telephone or by telegraph. The notice need not specify the business to be transacted.

Section 5. Quorum and Voting. During such times when the Board of Directors shall consist of more than one director, a quorum for the transaction of business at meetings of the Board of Directors shall consist of a majority of the entire Board of Directors, but in no event less than two directors. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Chairman of the Board of Directors. The Board of Directors may appoint a chairman, or co-chairmen, of the Board of Directors, who shall preside at all meetings of the stockholders and of the Board of Directors. The chairman shall be ex officio a member of all committees designated by the Board of Directors except as otherwise determined by the Board of Directors. The chairman shall have authority to execute instruments and contracts on behalf of the Corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation.

Section 7. Committees. The Board of Directors may appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of one or more of the directors of the Corporation. The Board of Directors may delegate to such committees any of the powers of the Board of Directors except those which may not by law be delegated to a committee. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.

Section 8. Informal Action by Board of Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent thereto is given in writing or by electronic transmission by all members of the Board of Directors or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board of Directors or committee, provided, however, that such consent shall not constitute approval of any matter which pursuant to the 1940 Act requires the approval of directors by vote cast in person at a meeting.

Section 9. Meeting by Conference Telephone. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting, provided, however, that such participation shall not constitute presence in person with respect to matters which pursuant to the 1940 Act require the approval of directors by vote cast in person at a meeting.

Section 10. Fees and Expenses. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or such other compensation as the Board of Directors may approve. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE IV

Notices

Section 1. Stockholder Notices – General. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with these Bylaws or the validity of any proceedings at any such meeting.

Section 2. Notice to Directors – General. Notice of any meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, of the Charter or of these Bylaws, each person entitled to said notice waives notice if, before or after the meeting he signs a written waiver of notice and such waiver is filed with the records of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

Officers

Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall include a president, a secretary and a treasurer. The Board of Directors may choose also such vice presidents, assistant secretaries, assistant treasurers and other officers and agents as it may deem desirable and who shall have such authority and perform such duties as the Board of Directors may determine. Any number of offices may be held by the same person, except that no person may serve concurrently as both president and vice president. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

Section 2. Tenure of Officers. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Each officer shall hold his office until his successor is elected and qualifies or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 3. President. In the absence or disability of the chairman, the president shall perform the duties and exercise the powers of the chairman. The president shall be the chief executive officer and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall perform such other duties and have such other powers as the chairman or the Board of Directors may from time to time prescribe. He or she shall have authority to execute instruments and contracts on behalf of the Corporation except where required by law to be otherwise signed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 4. Vice Presidents. The vice presidents shall act under the direction of the chairman and the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of seniority.

Section 5. Secretary. The secretary shall act under the direction of the chairman and the president. Subject to the direction of the chairman and the president, he shall attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the chairman, the president or the Board of Directors. He or she shall keep in safe custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring it.

Section 6. Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the chairman, the president, or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time prescribe.

Section 7. Treasurer. The treasurer shall act under the direction of the chairman and the president. Subject to the direction of the chairman and the president he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the chairman, the president or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chairman, the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 8. Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the chairman, the president or the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time prescribe.

ARTICLE VI

Certificates of Stock

Section 1. General. In the discretion of the Board of Directors, the Corporation shall not be required to provide holders of stock of the Corporation with stock certificates and may direct that shares of any class shall be issued and transferred, and that stock ownership records shall be maintained, in book entry form. When the Corporation issues or transfers shares of stock without certificates, the Corporation shall provide to record holders a written statement of the information required by the Maryland General Corporation Law (the “MGCL”). Such information shall include the name of the Corporation, the name of the holder of stock, the number and class of the shares, any restrictions on transfer and any other information deemed necessary or appropriate by the Corporation.

Section 2. Fractional Share Interests. The Corporation may issue fractions of a share of stock. Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation.

Section 3. Transfer of Shares. Shares of stock of the Corporation shall be transferable on the books of the Corporation and the Board of Directors may from time to time adopt rules and regulations with reference to the method of transfer of such shares.

Section 4. Registered Owners. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

ARTICLE VII

Miscellaneous

Section 1. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

Section 2. Dividends. Dividends upon the stock of the Corporation may, subject to the provisions of the Charter and of applicable law, be declared by the Board of Directors at any time. Dividends may be paid in cash, in property or in shares of the Corporation’s stock, subject to the provisions of the Charter and of applicable law.

Section 3. Capital Gains Distributions. The amount and number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by the Board of Directors. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.

Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced or by placing the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

ARTICLE VIII

Indemnification

Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the MGCL. The Corporation shall indemnify its current and former officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (“disabling conduct”).

Section 2. Advances. Any current or former director or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification without requiring a preliminary determination of ultimate entitlement to indemnification except as provided below, to the fullest extent permissible under the MGCL. The person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither “interested persons” as defined in Section 2(a)(19) of the 1940 Act, as amended, nor parties to the proceeding (“disinterested non-party directors”), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

Section 3. Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the MGCL, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct, (b) dismissal of the proceeding against the person to be indemnified for insufficiency of evidence of any disabling conduct, or (b) in the absence of such a decision or dismissal, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion. Any determination pursuant to this Section 3 shall not prevent recovery from any person of any amount paid to be in accordance with this By-Law as indemnification if such person is subsequently adjudicated by a court of competent jurisdiction to be liable by reason of disabling conduct.

Section 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the 1940 Act.

Section 5. Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise. The Corporation shall not be liable for any payment under this By-Law in connection with a claim made by a director, officer, employee or agent to the extent such director, officer, employee or agent has otherwise actually received payment under an insurance policy, agreement, resolution or otherwise. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee, or agent as provided above.

Section 6. Amendments. References in this Article are to the MGCL and to the 1940 Actas from time to time amended. No amendment of these Bylaws shall effect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

ARTICLE IX

Amendments

The Board of Directors shall have the exclusive power to make, alter and repeal Bylaws of the Corporation.

ARTICLE X

Exclusive Forum For Certain Litigation

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 101(p) of the MGCL, (b) any derivative action or proceeding brought on behalf of the Corporation, (c) any action asserting a claim of breach of any duty owed by any director, officer or agent of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director, officer or agent of the Corporation arising pursuant to any provision of the MGCL or the Charter of the Corporation or these Bylaws, or (e) any action asserting a claim against the Corporation or any director, officer or agent of the Corporation that is governed by the internal affairs doctrine.

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